UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
April 23, 2007
HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49616	88-0488686

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11588 Sorrento Valley Road, Suite 17, San Diego, California		92121

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (858) 794-8889
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.
     On April 23, 2007, Halozyme Therapeutics, Inc. (“Halozyme”), and New River Management V, LP (“New River”), entered into a definitive stock purchase agreement (the “Purchase Agreement”). Under the terms of the Purchase Agreement (as further described in Item 3.02 below), New River will purchase 3,500,000 newly-issued shares of Halozyme’s common stock for an aggregate price of $32,095,000.
Item 3.02 Unregistered Sales of Equity Securities.
     Pursuant to the Purchase Agreement entered into on April 23, 2007, Halozyme will sell 3,500,000 shares of its common stock, $0.001 par value per share (the “Shares”), to New River. The Shares will be sold at a purchase price of $9.17 per share, and Halozyme will receive gross proceeds of $32,095.000. The per share purchase price represents a premium of $0.22 per share to the closing price of Halozyme’s common stock on the date that the parties executed the Purchase Agreement.
     New River is a private equity fund managed by Third Security LLC and affiliated with Halozyme’s largest stockholder, Randal J. Kirk. Halozyme’s Board of Directors specifically approved the sale of the Shares to New River.
     The sale of the Shares is contingent upon the satisfaction of customary closing conditions, including the receipt of anti-trust clearance. If the necessary closing conditions are not met on or before July 6, 2007, then either party will have the right to not proceed with the transaction. Halozyme anticipates that the sale of the Shares will be completed in late May. No shareholder approval is required for the sale of the Shares. New River represented that it is an accredited investor as defined in the Securities Act of 1933, as amended (the “Securities Act”), and the Shares will be sold pursuant to exemptions from registration under Regulation D of the Securities Act. Proceeds from the sale of the Shares will be used to support Halozyme’s ongoing operations, including research and development activities, as well as for other general corporate purposes.
     Halozyme will not immediately file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the Shares, but Halozyme has agreed to file a registration statement with the SEC on or before November 1, 2007, covering the resale of the Shares.
     The preceding description of the Purchase Agreement is a summary of the material terms of that agreement and does not purport to be complete, and is qualified in its entirety by the copy of such agreement which is attached as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Stock Purchase Agreement, dated as of April 23, 2007, by and between Halozyme Therapeutics, Inc., and New River Management V, LP.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc.
April 24, 2007	By:	/s/ David A. Ramsay
David A. Ramsay
Secretary and Chief Financial Officer